Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED WITH RESPECT TO SUCH OFFER, SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION; OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THIS WARRANT IS ISSUED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT (AS DEFINED BELOW) ISSUED TO THE INITIAL HOLDER OF THIS WARRANT (THE “INVESTOR”) BY MRU HOLDINGS, INC., A DELAWARE CORPORATION (THE “COMPANY”).

Dated:  June 30, 2008

MRU HOLDINGS, INC.

WARRANT (“WARRANT”) TO PURCHASE SHARES

OF

COMMON STOCK, $0.001 PAR VALUE PER SHARE

1.    Number of Shares Subject to Warrant.  (a) This is to certify that, FOR VALUE RECEIVED, Battery Ventures VII, L.P. (the “Investor”), is entitled, subject to the terms set forth below, to purchase from the Company, upon surrender of this Warrant, at any time or times on or after the date hereof, but prior to the termination of this Warrant pursuant to Section 3 hereof, at the Warrant Price, 646,741 shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), upon such Investor’s exercise of this Warrant pursuant to Section 7 hereof.

(b)    Exercise Limitations.  Notwithstanding anything to the contrary contained in Section 1(a) hereof, in no event shall the Investor be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 19.99% of (x) the total outstanding shares of the Common Stock of the Company; or (y) the voting power of the Company, following such exercise, unless the Company obtains the requisite shareholder approval under NASDAQ Marketplace Rule 4350(i)(1)(B) (collectively, the “Issuance Limitations”), in which case, the Issuance Limitations under this Section 1(b) shall no longer apply to the Investor.  For purposes of this Section 1(b), the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates shall include the shares of Common Stock issuable upon the exercise of this Warrant, subject in all cases to the Issuance Limitations.  Upon the written request of the Investor, the Company shall promptly, but in no event later than two (2) Business Days

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following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding.  The number of Warrant Shares purchaseable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

(c)             Notwithstanding anything to the contrary contained in this Warrant, the Investor shall have no right to purchase Warrant Shares under this Warrant and this Warrant shall not be exercisable unless and until September 30, 2008 and only in the event that the shares of the Company’s Series B-2 Convertible Preferred Stock (the “Series B Preferred”) sold pursuant to the Securities Purchase Agreement do not automatically convert pursuant to Section 5(a) of the Certificate of Designation for the Series B Preferred by September 30, 2008.

2.            Definitions. As used in this Warrant, the following terms shall have the meanings ascribed to them below:

(a)   “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close between the hours of 9:30 a.m. and 5:00 p.m. Eastern Standard Time.

(b)   “Fair Market Value” means the fair market value of a share of Common Stock, determined in good faith by the board of directors of the Company, and measured in reference to the closing bid price of the Common Stock on the trading day immediately preceding the day on which a determination of fair market value is to be made.

(c)   “Holder” shall mean the Investor and any permitted transferees.

(d)   “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a governmental entity or any other legal entity.

(e)   “Securities Purchase Agreement” dated as of June 30, 2008 by and among the Company and the Investors listed therein.

(f)   “Warrant Price” means $2.25, subject to adjustment as provided herein.

3.             Termination.  This Warrant shall terminate and no longer be exercisable at 5:00 p.m., Eastern Standard Time, on June 29, 2013.

4.             Fractional Shares.  No fractional shares shall be issuable upon exercise of this Warrant and the number of shares to be issued shall be rounded up to the nearest whole share.

5.             No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

6.             Reservation of Stock.  The Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise or conversion of this Warrant.  Issuance of this Warrant shall constitute

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full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute, issue and deliver the necessary certificates for Warrant Shares issuable upon the exercise or conversion of this Warrant.

7.             Exercise of Warrant.  Subject to the conditions set forth in Section 1 hereof, this Warrant may be exercised at any time prior to its termination by the surrender of this Warrant, together with the Notice of Exercise and the Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed, at the principal office of the Company, specifying the portion of this Warrant to be exercised and accompanied by payment in full of the Warrant Price (a) in cash or by certified check with respect to the Warrant Shares being purchased or (b) by written direction of the Company to cancel a portion of this Warrant sufficient to satisfy the “cashless exercise” provisions of this Section 7.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates (or a direct registration system statement if the shares are to be issued in book entry form) representing the number of full Warrant Shares issuable upon such exercise.  If the Warrant shall be exercised for less than the total number of Warrant Shares then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company shall execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein.

In lieu of payment of the Warrant Price in cash, the Holder may direct the Company to cancel a portion of this Warrant having a value equal to the Warrant Price for the number of Warrant Shares as to which the Holder exercises this Warrant, determined by multiplying the number of Warrant Shares as to which this Warrant is directed to be cancelled by an amount equal to the difference between (i) the Fair Market Value on the date of exercise and (ii) the Warrant Price then in effect.  Payment by such cancellation is referred to herein as “cashless exercise.”

8.            Adjustment of Exercise Price and Number of Shares.  The number of shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

(a)              Adjustment for Stock Splits, Recapitalizations, etc.  The Warrant Price and the number of shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company’s capital stock.

(b)              Adjustment for Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time

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after the consummation, effective date or record date of such event (each an “Event Date”), shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to the Event Date, the securities of the Company to which such Holder would have been entitled upon such Event Date if such Holder had exercised this Warrant immediately prior the Event Date (all subject to further adjustment as provided in this Warrant)

9.           Adjustment for Capital Reorganization, Consolidation, Merger or Sale.  If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of the Company’s capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company’s capital stock, then in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 9; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

10.           Transfer of Warrant.  This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that the transferor provides, at the Company’s request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Act and any other applicable federal or state securities laws.

11.           Amendments and Waivers.  This Warrant and any term hereof may only be amended, waived, discharged or terminated by a written instrument signed by the Company and the Investor.

12.           Governing Law; Venue.  This Warrant shall be governed by the laws of the State of New York, as such laws are applied to contracts to be entered into and performed entirely in New York by New York residents, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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13.           Headings; Notice.  The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  All notices and other communications from the Company to the Holder of this Warrant shall be delivered, personally, mailed by first class mail, postage prepaid, or when sent by facsimile transmission or by e-mail delivery of a “.pdf” format data file (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party) to the address, facsimile number or e-mail address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address, facsimile number or e-mail address to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

14.           Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

MRU HOLDINGS, INC. By: /s/ Vishal Garg Name: Vishal Garg Title: Co-President

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Attachment 1

NOTICE OF EXERCISE

TO: MRU HOLDINGS, INC.

1.           The undersigned hereby elects to purchase ________ Warrant Shares of MRU Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2.           Please issue a certificate(s) representing said Warrant Shares in the name(s) specified below:

Name	Name

Street Address	Street Address

State, City and Zip Code	State, City and Zip Code

Check here for “cashless exercises”: ______

HOLDER:

Signature of Holder of Warrant

Name of Holder of Warrant (print)

Date

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Warrant Shares
(as defined in the attached Warrant) of
MRU HOLDINGS, INC.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to MRU Holdings, Inc. (the “Company”) as follows:

(a)  By acceptance hereof, that, as of this date, the undersigned is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Act.  The securities to be received upon the exercise of the Warrant (the “Warrant Shares” as defined in the attached Warrant) will be acquired for investment for its own account; not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.  By executing this Statement, the undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Warrant Shares issuable upon exercise of the Warrant.

(b)  The undersigned understands that the Warrant Shares issuable upon exercise of the Warrant at the time of issuance may not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) and/or Regulation D of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)  The undersigned agrees that in no event will it make a disposition of any Warrant Shares acquired upon the exercise of the Warrant unless and until (i) the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the undersigned shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d)  The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment.  The undersigned represents that the undersigned has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which the undersigned considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked, satisfactorily answered by the Company.

(e)  The undersigned acknowledges that the Warrant Shares issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The undersigned acknowledges that if the undersigned and its affiliates are not deemed affiliates of the Company at any time during the three (3) months preceding a resale and the undersigned has beneficially owned the Warrant within the meaning of Rule 144 for at least six months, any resale of the Warrant Shares by the undersigned will be subject only to the availability of current public information about the Company.  The undersigned further acknowledges that, if the undersigned and its affiliates are deemed affiliates of the Company and the undersigned has beneficially owned the Warrant for at least six months, the undersigned understands that any resale of the Warrant Shares by the undersigned will be subject to the current public information requirements about the Company, volume limitations, certain manner of sale provisions and notice requirements.

HOLDER

Signature of Holder of Warrant

Name of Holder of Warrant (print)

Date